EXHIBIT 11
                    WALSH INTERNATIONAL INC. AND SUBSIDIARIES
                 -----------------------------------------------
                 Computation of Earnings (Loss) Per Common Share

        Dollars in thousands, except per share amounts

                                                              Three Months Ended                              Six Months Ended
                                                              ------------------                              ----------------
PRIMARY EARNINGS PER SHARE                          December 31,          December 31,          December 31,         December 31,
                                                    ------------          ------------          ------------         ------------
                                                         1996                  1995                1996                  1995
                                                         ----                  ----                ----                  ----
Weighted average common shares outstanding              10,486,848             5,810,351          10,482,041            5,809,121

Assumed exercise of certain stock options and
other common stock equivalents (1)                         161,391             1,614,176             168,989            1,775,729
                                                    -----------------  -------------------   ------------------    -----------------
                                                        10,648,239             7,424,527          10,651,030            7,584,850
                                                    =================  ===================   ==================    =================

Income from continuing operations                   $        1,123     $           1,404     $         1,925       $          971

Loss from discontinued operations, net                           -                  (958)                  -               (1,755)
                                                    -----------------  -------------------   ------------------    -----------------
Net Income (Loss)                                   $        1,123     $             446     $         1,925       $         (784)
                                                    =================  ===================   ==================    =================

Income per share from continuing operations         $         0.11     $            0.19     $          0.18       $         0.13

Loss per share from discontinued operations,
net                                                              -                 (0.13)                  -                (0.23)
                                                    -----------------  -------------------   ------------------    -----------------
Net Earnings (Loss) per share                       $         0.11     $            0.06     $          0.18       $        (0.10)
                                                    =================  ===================   ==================    =================

FULLY DILUTED EARNINGS PER SHARE

Weighted average common shares outstanding              10,486,848             5,810,351          10,482,041            5,809,121

Assumed exercise of certain stock options and
other common stock equivalents (1)                         162,786             1,614,176             174,201            1,775,729
                                                    -----------------  -------------------   ------------------    -----------------
                                                        10,649,633             7,424,527          10,656,241            7,584,850
                                                    =================  ===================   ==================    =================

Income from continuing operations                   $        1,123     $           1,404     $         1,925       $          971

Loss from discontinued operations, net                           -                  (958)                  -               (1,755)
                                                    -----------------  -------------------   ------------------    -----------------
Net Income (Loss)                                   $        1,123     $             446     $         1,925       $         (784)
                                                    =================  ===================   ==================    =================
Income per share from continuing operations         $         0.11     $            0.19     $          0.18       $         0.13

Loss per share from discontinued operations,
net                                                              -                 (0.13)                  -                (0.23)
                                                    -----------------  -------------------   ------------------   -----------------
Net Earnings (Loss) per Share                       $         0.11     $            0.06     $          0.18       $        (0.10)
                                                    =================  ===================   ==================    =================


1) The Common Stock equivalents consist of stock options, warrants and the Series A Convertible Preferred Stock. Common equivalent shares from convertible preferred stock (using the if- converted method) and stock options and warrants (using the treasury stock method) have been included in the computation when dilutive (except that, pursuant to the Securities and Exchange Commission rules, the Series A Convertible Preferred Stock which was converted into Common Stock in connection with the Company's initial public offering is included as if converted at the original date of issuance even though inclusion may be anti-dilutive). Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin all common and common equivalent shares issued by the Company at an exercise price below the assumed public offering price during the twelve-month period prior to the offering have been included in the calculation as if they were outstanding for the three and six months ended December 31, 1995, (using the treasury stock method and the initial public offering price of $12.00 Per share).

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